                                   Exhibit 2.2

                               AGREEMENT OF MERGER
                               -------------------

1. The Merger. Alpha Sub Inc., a California corporation (the "Merger Sub") and a wholly owned subsidiary of Sohu.com Inc. ("Parent"), shall be merged (the "Merger") with and into ChinaRen, Inc., a California corporation ("ChinaRen"), with ChinaRen as the surviving corporation (the "Surviving Corporation"). The Merger shall become effective upon the filing of this Agreement of Merger, together with the required officers' certificates, with the Office of the Secretary of State of the State of California, which time is referred to herein as the "Effective Time".

2.   Conversion of Shares.

     a. At the Effective Time, each share of common stock, par value US$0.001 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time, will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

     b.   At the Effective Time:

          i. each issued and outstanding share of common stock, no par value per share, of ChinaRen ("ChinaRen Common Stock") shall be converted into 0.164837 shares of common stock, par value US$0.001 per share, of Parent ("Parent Common Stock");

          ii. each issued and outstanding share of Series A Preferred Stock, no par value per share, of ChinaRen ("ChinaRen Series A Preferred Stock") shall be converted into 0.181011 shares of Parent Common Stock; and

          iii. each issued and outstanding share of Series B Preferred Stock, no par value per share, of ChinaRen ("ChinaRen Series B Preferred Stock") shall be converted into 0.413870 shares of Parent Common Stock.

     c. As of the Effective Time of the Merger, all shares of ChinaRen Common Stock, ChinaRen Series A Preferred Stock and ChinaRen Series B Preferred Stock (collectively "ChinaRen Capital Stock") shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist.

3. Fractional Shares. No fraction of a share of Parent Common Stock will be issued as merger consideration. Each holder of shares of ChinaRen Capital Stock otherwise entitled to a fraction of a share of Parent Common Stock shall receive cash in lieu of any such fractional interest in an amount equal to the fraction of the share (rounded to the nearest one hundredth of a share) multiplied by US$4.375.

4. Amendment to Articles of Incorporation of the Surviving Corporation. At the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended and restated in their entirety as set forth in Exhibit A hereto.

5.   Directors and Officers of the Surviving Corporation.

     a. The directors of the Merger Sub at the Effective Time of the Merger shall become the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     b. The officers of ChinaRen at the Effective Time of the Merger shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

6. This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger to be signed by their respective officers thereunto duly authorized as of this 18th day of October, 2000.

                                   CHINAREN, INC.

                                   By:   /s/ Joseph Chen
                                         -------------------
                                         Name: Joseph Chen
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

                                   By:  /s/ Nick Yang
                                        ---------------------
                                        Name: Nick Yang
                                        Title: Secretary


                                   ALPHA SUB INC.

                                   By: /s/ Charles Zhang
                                       --------------------
                                       Name: Charles Zhang
                                       Title: Chief Executive Officer

                                   By: /s/ Derek Palaschuk
                                       ----------------------
                                       Name: Derek Palaschuk
                                       Title: Secretary

                                   SOHU.COM INC.

                                   By: /s/ Charles Zhang
                                       ---------------------
                                       Name: Charles Zhang
                                       Title: Chairman of the Board and
                                              Chief Executive Officer

                                   By: /s/ Timothy B. Bancroft
                                       -------------------------
                                           Name: Timothy B. Bancroft
                                           Title: Secretary

                                                                       Exhibit A
                                                                       ---------

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF
                                 CHINAREN, INC.

     FIRST:  The name of the corporation is ChinaRen, Inc.


     SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.


     THIRD: The total number of shares which the corporation is authorized to issue is 1,000 shares of Common Stock, par value $0.001 per share.


     FOURTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.


     FIFTH: The corporation is authorized to indemnify the directors, officers, employees or other agents of the corporation to the fullest extent permissible under California law.

                            OFFICERS' CERTIFICATE OF

                                 ALPHA SUB INC.

     Charles Zhang, Chief Executive Officer of Alpha Sub Inc., a California corporation (the "Company"), and Derek Palaschuk, Secretary of the Company, hereby certify that:

     1. The Company is duly organized and existing under the laws of the State of California.

     2. A total of 100 shares of common stock, par value US$0.001 per share, of the Company ("Company Common Stock") are issued and outstanding; the Company Common Stock is the only class of the Company's issued and outstanding stock entitled to vote on the merger to be effected by the Agreement of Merger, attached hereto.

     3. The principal terms of the Agreement of Merger were approved by a vote of the issued and outstanding shares of Company Common Stock entitled to vote thereon which equaled or exceeded the vote required. A majority vote of the issued and outstanding shares of Company Common Stock is the voting percentage required to approve the Agreement of Merger.

     4. No vote of the shareholders of Sohu.com Inc., a Delaware corporation and the parent of the Company ("Parent"), relating to the issuance of Parent's equity securities in the merger contemplated by the Agreement of Merger was required.

     Each of the undersigned declares under the penalties of perjury under the laws of the State of California that the statements contained in the foregoing certificate are true of his own knowledge.

     Executed at Beijing, People's Republic of China on October 18, 2000.


         /s/ Charles Zhang                           /s/ Derek Palaschuk
         --------------------                        -----------------------
         Name:  Charles Zhang                        Name:  Derek Palaschuk
         Title:  Chief Executive Officer             Title:  Secretary

                            OFFICERS' CERTIFICATE OF

                                 CHINAREN, INC.

     Joseph Chen, Chairman of the Board of ChinaRen, Inc., a California corporation (the "Company"), and Nick Yang, Secretary of the Company, hereby certify that:

     1. The Company is duly organized and existing under the laws of the State of California.

     2. A total of (a) 7,640,037 shares of common stock, no par value per share, of the Company ("Company Common Stock"); (b) 2,540,000 shares of Series A Preferred Stock, no par value per share, of the Company ("Company Series A Preferred Stock"); and (c) 3,849,167 shares of Series B Preferred Stock, no par value per share, of the Company ("Company Series B Preferred Stock", together with Company Series A Preferred Stock, "Company Preferred Stock") are issued and outstanding and are entitled to vote on the merger to be effected by the Agreement of Merger, attached hereto.

     3. The principal terms of the Agreement of Merger were approved by a vote of the issued and outstanding shares of each class and each series of the Company entitled to vote thereon which equaled or exceeded the vote required. The voting percentage required to approve the Agreement of Merger was (a) a majority vote of the issued and outstanding shares of Company Common Stock and Company Preferred Stock, in each case voting separately as a single class, (b) a majority vote of the issued and outstanding shares of Company Series B Preferred Stock voting separately as a single series, and (c) the vote of 80% of the issued and outstanding shares of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock, voting together as a single class.

     Each of the undersigned declares under the penalties of perjury under the laws of the State of California that the statements contained in the foregoing certificate are true of his own knowledge.

     Executed at Beijing, People's Republic of China on October 18, 2000.


     /s/ Joseph Chen                              /s/ Nick Yang
     -------------------                          -------------------
     Name: Joseph Chen                            Name: Nick Yang
     Title:   Chairman of the Board               Title:   Secretary